SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-10.2: LETTER AGREEMENT
EX-10.3: RELEASE OF CLAIMS
EX-10.4: AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-10.5: AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On October 5, 2006, Barr Pharmaceuticals, Inc. (the “Company”) and Ms. Carole Ben-Maimon, a director of the Company and former Senior Vice President of the Company and President of its Duramed Research, Inc. subsidiary, entered a letter agreement (the “Amendment”) amending certain provisions of the Amended and Restated Employment Agreement, dated as of August 19, 2005, among the Company, Ms. Ben-Maimon and the other parties thereto (the “Employment Agreement”). As previously disclosed, Ms. Ben-Maimon’s employment with the Company and Duramed terminated on August 31, 2006 (although she remains on the Company’s board), and the purpose of the Amendment was to provide for a clear delineation of the rights and obligations of the parties under the Employment Agreement, as amended, in the light of her termination of employment. In addition, in connection with entering into the Amendment, Ms. Ben-Maimon executed a release (the “Release”) in favor of the Company, its subsidiaries and affiliates, and certain other parties.
     Pursuant to the Amendment, in lieu of any other severance payment to which she may have been entitled under the Employment Agreement, Ms. Ben-Maimon will receive a $1,500,000 severance payment, which will be payable (less applicable withholding taxes) on February 1, 2007, provided that Ms. Ben-Maimon fulfills her continuing obligations under the Employment Agreement, as amended, including her obligations of confidentiality, non-solicitation and non-disparagement.
     Pursuant to the Release, Ms. Ben-Maimon agreed to release the Company and all of its subsidiaries, affiliates, officers, directors and employees from any claims or causes of action she has or may have had relating to her employment with the Company, other than with respect to certain claims, including (i) amounts payable pursuant to a compensation or benefit plan of the Company, (ii) indemnification for third party claims in connection with her service as a director or officer of the Company, (iii) unreimbursed business expenses and (iv) claims arising after October 5, 2006. The foregoing summaries of the Amendment and Release do not purport to be complete and are qualified in their entirety by references to the Amendment and the Release, which are filed as exhibits hereto and are incorporated herein by reference (along with the original Employment Agreement).
Item 9.01 Financial Statements and Exhibits
     Also being filed with this report are the Amended and Restated Employment Agreements for William T. McKee, our Chief Financial Officer, and Frederick J. Killion, our General Counsel, each dated August 19, 2005. These agreements are summarized in detail in our definitive proxy statement that was filed with the SEC on September 29, 2006 and mailed to our stockholders on or about that same date.
(c) Exhibits
10.1	Amended and Restated Employment Agreement, dated August 19, 2005, among Barr Pharmaceuticals, Inc., Barr Laboratories, Inc., Duramed Research Inc. and Carole Ben-Maimon

10.2	Letter Agreement, dated October 5, 2006, between Barr Pharmaceuticals, Inc. and Carole Ben-Maimon, amending certain provisions of her Amended and Restated Employment Agreement

10.3	Release of Claims, dated October 5, 2006, made by Carole Ben-Maimon in favor of Barr Pharmaceuticals, Inc. and its subsidiaries and affiliates

10.4	Amended and Restated Employment Agreement, dated August 19, 2005, between Barr Pharmaceuticals, Inc. and William T. McKee

10.5	Amended and Restated Employment Agreement, dated August 19, 2005, between Barr Pharmaceuticals, Inc. and Frederick J. Killion

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.

Date: October 10, 2006	By:	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer and
Treasurer